UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024 (January 15, 2024)

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)

(913) 344-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Board Member

On January 15, 2024, the Compensation Committee of the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) approved, and the Company entered into, a separation and consulting agreement (the “Separation and Consulting Agreement”) with Kevin Crutchfield. Under the Separation and Consulting Agreement, Mr. Crutchfield will cease to serve as President, Chief Executive Officer and as a member of the Board, effective January 17, 2024. The Separation and Consulting Agreement provides that Mr. Crutchfield will serve as a consultant to the Company through September 30, 2024, at a rate of $22,500 per month (pro-rated for any partial months), and receive the severance payments and benefits that he is entitled to pursuant to his previously disclosed Amended and Restated Employment Agreement, dated August 5, 2022, subject to his execution of a release of claims.  The Separation and Consulting Agreement also provides that Mr. Crutchfield will remain bound by certain restrictive covenants, including post-employment non-solicitation and confidentiality covenants.

The foregoing description of the Separation and Consulting Agreement is a summary of the material terms only and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1.

Appointment of New President, Chief Executive Officer

On January 15, 2024, the Board appointed Edward C. Dowling, Jr. as the Company’s President and Chief Executive Officer, effective January 18, 2024 (the “Effective Date”). In connection with Mr. Dowling’s appointment, on January 15, 2024, the Compensation Committee of the Board approved, and on January 16, 2024, the Company entered into, an employment agreement with Edward C. Dowling, Jr. (the “Employment Agreement”). The Employment Agreement provides for Mr. Dowling’s employment with the Company as the Company’s President and Chief Executive Officer and as a member of the Board, with such employment to commence on the Effective Date. Mr. Dowling will continue to serve as a member of the Board, but will no longer serve as a member of the Compensation Committee of the Board. Biographical and other information about Mr. Dowling is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 3, 2023.

The term of employment under the Employment Agreement is through January 18, 2027, but automatically extends for successive one-year periods unless either party provides 60-days’ advance written notice of non-renewal or is earlier terminated. Under the terms of the Employment Agreement, Mr. Dowling will be entitled to an annual base salary of $1,000,000 per year, an annual incentive compensation bonus with a target of at least 130% of his annual base salary and eligibility for annual long-term equity awards. The Employment Agreement also provides that Mr. Dowling will receive a signing bonus in the amount of $350,000, to be paid on the second regular payroll date following the Effective Date, subject to repayment by Mr. Dowling in the event he is terminated for Cause or resigns his employment without Good Reason during the 12-month period beginning on the Effective Date.

In addition, the Employment Agreement provides that Mr. Dowling will be granted an equity compensation award with respect to fiscal year 2024 as soon as practicable following the Effective Date with an aggregate dollar-denominated value equal to 350% of Mr. Dowling’s base salary (the “2024 Award”). The 2024 Award will consist of (i) 60% performance stock units that will be eligible to vest on September 30, 2026, subject to Mr. Dowling’s continued employment through such date, based on the achievement of performance targets previously approved by the Board with respect to fiscal year 2024 awards and determined in the same manner as for other executive officers of the Company, and (ii) 40% restricted stock units that will vest in three equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Dowling’s continued employment through each such date.

Mr. Dowling will be eligible for severance benefits under the Company’s Amended and Restated Compass Minerals International, Inc. Executive Severance Plan (the “Severance Plan”).  To be eligible for the severance payments under either the Employment Agreement or the Severance Plan, Mr. Dowling will be required to execute a release of claims against the Company and be in compliance in all material respects with his Restrictive Covenant Agreement and his Confidentiality Agreement.

The foregoing description of the Employment Agreement is a summary of the material terms only and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.2.

Mr. Dowling does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Dowling has been appointed to his position (other than the Employment Agreement). In addition, there have been no transactions directly or indirectly involving Mr. Dowling that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Exhibit Description
10.1	Separation and Consulting Agreement, dated January 15, 2024, between Compass Minerals International Inc. and Kevin Crutchfield.
10.2	Employment Agreement, dated January 16, 2024, between Compass Minerals International Inc. and Edward C. Dowling Jr.
99.1	Press Release issued by Compass Minerals International Inc. on January 16, 2024.
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: January 16, 2024	By:	/s/ Mary L. Frontczak
Name: Mary L. Frontczak
Title: Chief Legal and Administrative Officer and Corporate Secretary